EXHIBIT 99.1

PRESS RELEASE

KAR Global Announces Early Results for Cash Tender Offer for Notes
Carmel, IN, August 16, 2022 — KAR Auction Services, Inc., d/b/a KAR Global (NYSE: KAR) (the “Company”), today announced early results of its previously announced cash tender offer (the “Tender Offer”) to purchase up to $600,000,000 principal amount of its 5.125% Senior Notes due 2025 (CUSIP Nos. 48238TAA7 / U24457AA8) (the “Notes”), exclusive of any applicable premiums paid in connection with the Tender Offer and accrued and unpaid interest. The terms and conditions of the Tender Offer are set forth in an Offer to Purchase, dated August 2, 2022 (the “Offer to Purchase”), which was sent to all registered holders (collectively, the “Holders”) of Notes.
As of 5:00 p.m., New York City time, on August 15, 2022 (the “Early Tender Date”), according to information provided by D.F. King & Co., Inc., the tender and information agent for the Tender Offer, $769,097,000 aggregate principal amount of Notes has been validly tendered and not validly withdrawn as shown in the table below. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on August 15, 2022.

Title of Security	CUSIP Numbers (1)	Principal Amount Outstanding	Tender Cap	Aggregate Principal Amount Tendered at Early Tender Date	Percentage of Outstanding Notes Tendered	Total Consideration(2)(3)	Aggregate Principal Amount Accepted for Purchase
5.125% Senior Notes due 2025	48238TAA7 U24457AA8	$950,000,000	$600,000,000	$769,097,000	80.96%	$1,007.50	$600,000,000

(1)No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release, the Offer to Purchase or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.
(2)Per $1,000 principal amount of Notes.
(3)Excludes accrued and unpaid interest, which will be paid in addition to the Total Consideration.
Since the aggregate principal amount of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeds the Tender Cap, Notes tendered after the Early Tender Date will not be accepted for purchase and the principal amount of the Notes accepted for purchase were prorated, on the terms and subject to the conditions of the Tender Offer.
With respect to Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase by the Company, the Company has elected to have an early settlement date to make payment on such Notes on August 17, 2022 (the “Early Settlement Date”). Holders of such Notes will also receive accrued and unpaid interest to, but excluding, the Early Settlement Date on such Notes. All conditions were satisfied or waived by the Company on the Early Tender Date.

This press release is for informational purposes only, and is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The Tender Offer is made only by, and pursuant to the terms of, the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase.
J.P. Morgan Securities LLC is the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3822 (collect). Requests for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers), (800) 488-8095 (toll-free) or email at kar@dfking.com.

KAR Media Inquiries:	KAR Analyst Inquiries:
Jill Trudeau	Mike Eliason
(317) 796-0945	(317) 249-4559
jill.trudeau@karglobal.com	mike.eliason@karglobal.com

About KAR Global

KAR Auction Services, Inc., d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global’s unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, Uruguay, Europe and the Philippines.

Forward-Looking Statements

Certain statements contained in this press release include “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. In particular, statements made in this press release that are not historical facts (including, but not limited to, expectations, estimates, assumptions and/or projections regarding the industry, business, future operating results, potential acquisitions and anticipated cash requirements) may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipate,” “expect,” “project,” “target,” “intend,” “plan,” “believe,” “seek,” “estimate,” “assume,” “could,” “continue” and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are based on management’s current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, and those described from time to time in our filings with the Securities and Exchange Commission. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this press release are made as of the date on which they are made and we do not undertake to update any forward-looking statements.
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